                                                         EXHIBIT 99.14



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective
Amendment No. 1 to the Registration Statement of The Indonesia Fund, Inc.
on Form N-14 of our report dated February 23, 2001 on our audit of the financial statements and financial highlights of The Indonesia Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 2000, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Two Commerce Square
2001 Market Street
Philadelphia, Pennsylvania
March 28, 2001

                                                         EXHIBIT 99.14


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the post-effective amendment no. 1 to the Registration Statement of The Indonesia Fund, Inc. on Form N-14 of our report dated May 10, 2000 on our audit of the financial statements and financial highlights of Jakarta Growth Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended March 31, 2000, which is incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus/Proxy Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
March 28, 2001

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